SES
                  Securities Evaluation Service, Inc.
                            Suite 200
                      531 E. Roosevelt Road
                      Wheaton, Illinois 60187

                               August 8, 2003


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

 Re:  THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 91

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
107126 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Securities
Evaluation Service, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                               Sincerely,

                               Securities Evaluation Service, Inc.



                               James R. Couture
                               President